Exhibit 3.1

CORRECTED SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BLUE APRON HOLDINGS, INC.

(Pursuant to Section 103(f) of the
General Corporation Law of the State of Delaware)

Blue Apron Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Blue Apron Holdings, Inc. (the “Corporation”).

2.                                      The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on December 29, 2016 and the Second Amended and Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3.                                      The inaccuracy or defect of the Second Amended and Restated Certificate of Incorporation to be corrected is that the Second Amended and Restated Certificate of Incorporation is an inaccurate record of the corporate action referred to therein in that the description of the voting rights of the holders of outstanding shares of Preferred Stock set forth in Section 3.1 of the Second Amended and Restated Certificate of Incorporation is incorrect.

4.                                      The Second Amended and Restated Certificate of Incorporation is corrected to read in its entirety as follows:

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BLUE APRON HOLDINGS, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Blue Apron Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Blue Apron Holdings, Inc. (the “Corporation”) and that the Corporation was originally incorporated under the same name pursuant to the General Corporation Law on December 22, 2016.

2.                                      That this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation, has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law.

3.                                      That this Second Amended and Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware (the “Effective Time”).

4.                                      That the Certificate of Incorporation of the Corporation hereby is amended and restated in its entirety to read as follows:

FIRST:  The name of the Corporation is Blue Apron Holdings, Inc. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.  The name of the registered agent of the Corporation at that address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 371,371,402, consisting of 177,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), 175,000,000 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”), 2,000,000 shares of Class C Capital Stock, $0.0001 par value per share (“Class C Capital Stock”), and 17,371,402 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).  The number of authorized shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding or (ii) with the respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of this Article Fourth) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Upon the Effective Time, each share of Common Stock, $0.0001 par value per share, of the Corporation  issued and outstanding (or held by the Corporation in treasury) immediately prior to the Effective Time (“Old Common Stock”) shall, automatically and without any further action by the Corporation or any stockholder, be reclassified into one fully paid and nonassessable share of Class B Common Stock (the “Reclassification”).  Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock will, upon the Effective Time and as a result of the Reclassification, automatically and without any further action by the Corporation or the holder thereof, represent the shares of Class B Common Stock into which such shares of Old Common Stock have been so reclassified.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C CAPITAL STOCK

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part A of this Article Fourth refer to sections and subsections of Part A of this Article Fourth.

1.                                      General.  Except as otherwise provided in the Certificate of Incorporation or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.  The voting, dividend and liquidation rights of the holders of Class A Common Stock, Class B Common Stock and Class C Capital Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                                      Voting.

2.1                               Class A Common Stock and Class B Common Stock.  Except as otherwise required by applicable law, at all meetings of stockholders (and for all actions taken by written consent in lieu of meetings), each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.  Except as otherwise required by applicable law or provided in the Certificate of Incorporation (including Subsection 3.2 of Part B of this Article Fourth), the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or applicable law.  There shall be no cumulative voting.

2.2                               Class C Capital Stock.  Except as otherwise required by applicable law or provided herein, the holders of shares of Class C Capital Stock shall (a) have no voting rights or power, (b) not be entitled to vote on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation and (c) be entitled to notice of all stockholders’ meeting.

3.                                      Dividend and Distribution Rights.  Shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors of the Corporation (the “Board of Directors”) out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) and holders of Class C Capital Stock shall be entitled to receive shares of Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable.  Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock, Class B Common Stock or Class C Capital Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

4.                                      Subdivisions, Combinations or Reclassifications.  Shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock may not be subdivided, combined or reclassified unless the shares of each of the other two classes are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, Class B Common Stock and Class C Capital Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

5.                                      Liquidation, Dissolution or Winding Up.  Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock, Class B Common Stock and Class C Capital Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

6.                                      Certain Transactions.

6.1                               Merger or Consolidation.  In the case of any distribution or payment in respect of the shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock upon the consolidation or merger of the Corporation with or into any other entity, such distribution or payment that the holders of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock as a single class; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such consolidation, merger or other transaction if the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and that any securities distributed to the holder of a share of Class C Capital Stock have no voting rights or power.

6.2                               Third-Party Tender or Exchange Offers.  The Corporation may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, nor may the Corporation or the Board of Directors (or any committee thereof) recommend that holders tender shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock into any third party tender or exchange offer, unless the holders of (a) the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class B Common Stock and Class C Capital Stock would receive, or have the right to elect to receive, as applicable, (b) the Class B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock and Class C Capital Stock would receive, or have the right to elect to receive, as applicable, and (c) the Class C Capital Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock and Class B Common Stock would receive, or have the right to elect to receive, as applicable; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such tender or exchange offer if the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and that any securities distributed to the holder of a share of Class C Capital Stock have no voting rights or power.

7.                                      Conversion.

7.1                               Automatic Conversion of Class B Common Stock.  Class B Common Stock shall automatically convert into Class A Common Stock upon the occurrence of an event described below (each, a “Class B Conversion Event”):

(a)                                 Transfers.  Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer (as defined in Section 10), other than a Permitted Transfer (as defined in Section 10), of such share of Class B Common Stock.

(b)                                 Death or Disability of Holder.  In addition to the automatic conversion provisions contained in Section 7.1(a), each share of Class B Common Stock held of record by a holder of Class B Common Stock who is a natural person, or held of record by Permitted Transferees (as defined in Section 10) of such holder of Class B Common Stock, shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Disability (as defined in Section 10) of such holder of Class B Common Stock; provided, however, that following the death or Disability of a Founder (as defined in Section 10), each share of Class B Common Stock held of record by such Founder, or held of record by Permitted Transferees of such Founder, shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of (i) nine (9) months after the date of death or Disability of such Founder, and (ii) the date upon which such Founder’s Permitted Transferees cease to hold such shares of Class B Common Stock or to exercise Voting Control (as defined in Section 10) over such shares of Class B Common Stock, as applicable.

(c)                                  Death or Disability of Matthew Salzberg.  In addition to the automatic conversion provisions contained in Section 7.1(b), each outstanding share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the date which is nine (9) months after the date of death or Disability of Matthew Salzberg (“Salzberg”).

(d)                                 Reduction in Voting Power.  Each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the first date on which the voting power of all then-outstanding shares of Class B Common Stock represent less than five percent (5%) of the combined voting power of all then-outstanding shares of Class A Common Stock and Class B Common Stock.

7.2                               Automatic Conversion of Class C Capital Stock.  Upon the conversion or other exchange of all outstanding shares of Class B Common Stock into or for shares of Class A Common Stock, each outstanding share of Class C Capital Stock shall automatically, without further action by the Corporation or the holders thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock on the date fixed therefor by the Board of Directors that is no less than thirty-one (31) days and no more than ninety (90) days following such conversion or other exchange of Class B Common Stock (the “Class C Conversion Event”).

7.3                               Certificates.  Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a Class B Conversion Event or the

Class C Conversion Event (either, a “Conversion Event”) represented one or more shares of Class B Common Stock or Class C Capital Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof.  The Corporation shall, upon the request of any holder whose shares of Class B Common Stock or Class C Capital Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or Class C Capital Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock or Class C Capital Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form.  Each share of Class B Common Stock or Class C Capital Stock that is converted pursuant to Subsection 7.1 or 7.2 shall thereupon automatically be retired and shall not be available for reissuance.

7.4                               Policies and Procedures.  The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of the Certificate of Incorporation or Bylaws, relating to the conversion of the Class B Common Stock or Class C Capital Stock, as applicable, into Class A Common Stock, as it may deem necessary or advisable in connection therewith.  If the Corporation has reason to believe that a Transfer or other Conversion Event giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation.  In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

8.                                      Reservation of Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Capital Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Capital Stock into shares of Class A Common Stock.

9.                                      Protective Provision.  The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive any provision of Part A of this Article Fourth (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class, in addition to any other vote required by applicable law, the Certificate of Incorporation or the Bylaws.

10.                               Definitions.  For purposes of this Article Fourth:

“Affiliate” means, with respect to any person, any other person or entity that directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any trustee, partner, officer, director or member of such person and any venture capital or other investment fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such person.

“Delayed Conversion Period” means the period of time following the death or Disability of a Founder until all shares of Class B Common Stock held of record by such Founder, or such Founder’s Permitted Transferees, upon his death or Disability are converted into shares of Class A Common Stock in accordance with Subsection 7.1(b) above.

“Disability” means permanent and total disability such that the natural person holder of Class B Common Stock is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner.  In the event of a dispute whether the natural person holder of Class B Common Stock has suffered a Disability, no Disability of the natural person holder of Class B Common Stock shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and nonappealable.

“Family Member” means with respect to any natural person who is a Qualified Stockholder (a) the spouse of such Qualified Stockholder, (b) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of such Qualified Stockholder or (c) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of the spouse of such Qualified Stockholder.  Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

“Fiduciary” means a natural person who (a) is an executor, personal representative, administrator, trustee, manager, managing member, general partner, director, officer or any other agent of a person and (b) manages, controls or otherwise has decision-making authority with respect to such person.

“Founder” means Matthew Salzberg, Matthew Wadiak or Ilia Papas.

“Founder Qualified Stockholder” means a Qualified Stockholder who is also a Founder.

“Founder Trustee” means any natural person designated or approved by a Founder and approved by resolution of not less than sixty-six and two-thirds percent (66-2/3%) of the directors then constituting the entire Board of Directors, in each case acting in his or her capacity as voting trustee pursuant to a written voting trust agreement entered into by such Founder prior to his death or Disability; provided, however, that approval of the Board of Directors shall not be required for any such natural person designated or approved by such Founder pursuant to a written voting trust agreement entered into by such Founder prior to the Effective Time and serving as voting trustee at the Effective Time.

“Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

“Permitted Entity” means with respect to a Qualified Stockholder:

(a)  a Permitted Trust solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder;

(b)  any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity exclusively owned by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder;

(c)  the executor or personal representative of the estate of a Qualified Stockholder upon the death of such Qualified Stockholder solely to the extent the executor or personal representative is acting in the capacity of executor or personal representative of such estate;

(d)  a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; or

(e)  a revocable living trust (including any irrevocable administrative trust resulting from the death of the natural person grantor of such trust) which trust is itself both a Permitted Trust and a Qualified Stockholder, following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust.

Except as explicitly provided for herein, a Permitted Entity of a Qualified Stockholder shall not cease to be a Permitted Entity of that Qualified Stockholder solely by reason of the death of that Qualified Stockholder.

“Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock:

(a)  by a Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) to (i) one or more Family Members of such Qualified Stockholder so long as such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period)

continues to exercise Voting Control over such shares, (ii) any Permitted Entity of such Qualified Stockholder so long as (A) such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) continues to exercise Voting Control over such shares, or (B) a Fiduciary of such Permitted Entity who is selected by such Qualified Stockholder, and whom such Qualified Stockholder has the power to remove and replace with another Fiduciary selected by such Qualified Stockholder, exercises Voting Control over such shares, (iii) any foundation or similar entity or any Qualified Charity so long as (A) such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) continues to exercise Voting Control over such shares, or (B) a Fiduciary of such foundation, similar entity or Qualified Charity who is selected by such Qualified Stockholder, and whom such Qualified Stockholder has the power to remove and replace with another Fiduciary selected by such Qualified Stockholder, exercises Voting Control over such shares, (iv) any Permitted Entity of a Family Member of such Qualified Stockholder so long as such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) continues to exercise Voting Control over such shares, or (v) such Qualified Stockholder’s revocable living trust which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder;

(b)  by a Permitted Entity of a Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) to (i) such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) or one or more Family Members of such Qualified Stockholder, (ii) any other Permitted Entity of such Qualified Stockholder (or, in the case of a deceased Founder Qualified Stockholder, the executor or personal representative of the estate of such deceased Founder Qualified Stockholder during the Delayed Conversion Period) or (iii) any Permitted Entity of a Family Member of such Qualified Stockholder; or

(c)  by a Qualified Stockholder that is an entity to an Affiliate (provided, that for purposes of a Permitted Transfer, an Affiliate shall not include, in any case, limited partners, stockholders or members of such Qualified Stockholder).

“Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

“Permitted Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder; (b) a Family Member of a Qualified Stockholder; (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments; (d) an employee of the Corporation or a member of the Board of Directors; or (e) solely in the case of any such trust established by a natural person grantor, any other bona fide trustee; provided, however, that solely with respect to a trust (whether existing at the Effective Time or established thereafter)

receiving or holding shares of a Founder, which trust is contingent and effective upon the death or Disability of such Founder, each trustee of such trust shall be a Founder Trustee in order for such trust to constitute a Permitted Trust.

“Qualified Charity” means a domestic U.S. charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes.

“Qualified Stockholder” means:

(a)  the registered holder of a share of Class B Common Stock as of the Effective Time;

(b)  the registered holder of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (each as defined in Part B of this Article Fourth) immediately prior to the conversion thereof;

(c)  the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time pursuant to the exercise or conversion of options or warrants or settlement of restricted stock units (“RSUs”) that, in each case, are outstanding as of the Effective Time;

(d)  the initial record holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time upon the approval of the Board of Directors;

(e)  the initial record holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time pursuant to the conversion, exchange or exercise of securities issued pursuant to the preceding subclause (d);

(f)  each natural person who Transferred shares of or equity awards for Class B Common Stock (including any option or warrant exercisable or convertible into, or any RSU that can be settled in shares of, Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder pursuant to the foregoing subclauses (a), (b) or (c); and

(g) a Permitted Transferee.

“Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, the transfer of a share of Class B Common Stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise.  A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (x) an entity that is a Permitted Entity if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (y) an entity that is a Qualified Stockholder if there occurs a Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Effective Time, holders of voting securities of any such entity or Parent of such entity.  In addition, for the avoidance of doubt, a Transfer shall be deemed to have occurred if a holder that is a partnership, limited partnership, limited liability company or corporation distributes or otherwise transfers its shares of Class B Common Stock to its partners, stockholders, members or other equity owners.  Notwithstanding the foregoing, the following shall not be considered a Transfer:

(a)  the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors;

(b)  entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities or other property to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c)  the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer at such time;

(d)  any change in the trustee(s) or the person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock of a Permitted Entity, provided that following such change such Permitted Entity continues to be a Permitted Entity;

(e) (1) the assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock by a Qualified Stockholder to a grantor retained annuity trust (a “GRAT”) for which the trustee is (A) such Qualified Stockholder, (B) a Family Member of such Qualified Stockholder, (C) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments, (D) an employee of the Corporation or a member of the Board of Directors or (E) solely in the case of any such trust established by a natural person grantor, any other bona fide trustee; (2) the change in trustee for such a GRAT from one of the persons identified in the foregoing subclauses (A) through (E) to another person identified in the foregoing subclauses (A) through (E); and (3) the distribution of such shares of Class B Common Stock from such GRAT to such Qualified Stockholder (provided, however, that the distribution of shares of Class B Common Stock to any beneficiary of such GRAT except such Qualified Stockholder shall constitute a Transfer unless such distribution qualifies as a Permitted Transfer at such time); or

(f) the assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Preferred Stock which are then-convertible into Class B Common Stock.

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

B.                                    PREFERRED STOCK

Seven Hundred Forty-Two Thousand Four Hundred Nine (742,409) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” Four Hundred Fifty-Five Thousand Two Hundred Twenty (455,220) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” Three Million One Thousand Four Hundred Forty-Eight (3,001,448) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock” and Thirteen Million One Hundred Seventy-Two Thousand Three Hundred Twenty-Five (13,172,325) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.                                      Dividends.

1.1                               Series D Preferred Stock.  The holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock, Class C Capital Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Junior Preferred Stock”), Class A Common Stock, Class B Common Stock or Class C Capital Stock, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors.  Such dividends shall not be cumulative.  The holders of the outstanding Series D Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the shares of Series D Preferred Stock then outstanding (voting as a separate class).

1.2                               Junior Preferred Stock.  After payment of the foregoing dividends to the holders of Series D Preferred Stock, the holders of shares of Junior Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock , Class C Capital Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) on the Class A Common Stock, Class B Common Stock or Class C Capital Stock, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors.  Such dividends shall not be cumulative.  The holders of the outstanding Junior Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the shares of Junior Preferred Stock then outstanding (voting together as a single class on an as-converted basis).

1.3                               Further Dividends.  After payment of the foregoing dividends to the holders of Preferred Stock, any additional dividends or distributions shall be distributed among all holders of Class A Common Stock, Class B Common Stock, Class C Capital Stock and Preferred Stock in proportion to the number of shares of Class B Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Class B Common Stock at the then effective conversion rate; provided, however, that the holders of Class A Common Stock, Class B Common Stock and Class C Capital Stock may receive disparate treatment with respect to such additional dividends or distributions (in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate treatment is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

1.4                               Dividend Rates.  For purposes of this Section 1, “Dividend Rate” shall mean $0.326 per annum for each share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series A Preferred Stock occurring after the Effective Time, $0.879 per annum for each share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Stock occurring after the Effective Time), $1.333 per annum for each share of Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Stock occurring after the Effective Time) and $1.06615 per annum for each share of Series D Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series D Preferred Stock occurring after the Effective Time).

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Payments to Holders of Preferred Stock.

2.1.1                     Series D Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a Deemed Liquidation Event (as defined below), the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Preferred Stock, Class A Common Stock, Class B Common Stock or Class C Capital Stock by reason of their ownership thereof, an amount per share equal to the greater of (a) the Applicable Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Class B Common Stock  pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (or Deemed Liquidation Event).  If, upon the occurrence of such event, the assets of the Corporation thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2.1.1.

2.1.2                     Junior Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a Deemed Liquidation Event, the holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid on a pari passu basis out of the assets of the Corporation available for distribution to its stockholders, subject to and after the payment of the amount to be paid to the holders of Series D Preferred Stock pursuant to Subsection 2.1.1 but before any payment shall be made to the holders of Class A Common Stock, Class B Common Stock or Class C Capital Stock by reason of their ownership thereof, an amount per share equal to the greater of (a) the Applicable Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of the applicable series of Junior Preferred Stock been converted into Class B Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (or Deemed Liquidation Event).  If, upon the occurrence of such event, the assets of the Corporation thus distributed among the holders of the Junior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then all such assets shall be distributed ratably among the holders of the Junior Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2.1.2.

2.1.3                     Certain Definitions.  The amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series A Liquidation Amount”, the amount which a holder of a share of Series B Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series B Liquidation Amount”, the amount which a holder of a share of Series C Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series C Liquidation Amount”, and the amount which a holder of a share of Series D Preferred Stock is entitled to receive under this Subsection 2.1 is hereinafter referred to as the “Series D Liquidation Amount”.  The “Series A Original Issue Price” shall mean $4.0751 per share for each share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series A Preferred Stock occurring after the Effective Time).  The “Series B Original Issue Price” shall mean $10.9837 per share for each share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Stock occurring after the Effective Time).  The “Series C Original Issue Price” shall mean $16.6586 per share for each share of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Stock occurring after the Effective Time).  The “Series D Original Issue Price” shall mean $13.3269 per share for each share of Series D Preferred Stock

(subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series D Preferred Stock occurring after the Effective Time).  The “Applicable Original Issue Price” shall mean (a) in the case of the holder of a share of Series A Preferred Stock, the Series A Original Issue Price, (b) in the case of a holder of a share of Series B Preferred Stock, the Series B Original Issue Price, (c) in the case of a holder of a share of Series C Preferred Stock, the Series C Original Issue Price, and (d) in the case of a holder of a share of Series D Preferred Stock, the Series D Original Issue Price.

2.2                               Payments to Holders of Class A Common Stock, Class B Common Stock and Class C Capital Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, pro rata based on the number of shares held by each such holder.

2.3                               Deemed Liquidation Events.

2.3.1                     Definition.  The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 unless (i) the holders of a majority of the outstanding shares of Junior Preferred Stock (voting together as a single class on an as-converted basis) and (ii) the holders of a majority of the outstanding shares of Series D Preferred Stock (voting as a separate class) each elect otherwise by written notice given to the Corporation at least ten (10) days prior to the effective date of any such event (any such event, unless such an election is made, is referred to herein as a “Deemed Liquidation Event”):

(a)                                 a merger or consolidation in which

(i)                                     the Corporation is a constituent party; or

(ii)                                  a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting entity or (2) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (provided that, for the purpose of this Subsection 2.3.1, all shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock are converted or exchanged); or

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole (including, without limitation, the Corporation’s intellectual property), except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2                     Effecting a Deemed Liquidation Event.

(a)                                 The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i) above unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 above.

(b)                                 In the event of the consummation of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(ii) or 2.3.1(b) above, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ten (10) days after such Deemed Liquidation Event, then (i) the Corporation shall deliver a written notice to each holder of Preferred Stock no later than the tenth (10th) day after the consummation of the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) unless the holders of (x) a majority of the then outstanding shares of Preferred Stock and (y) a majority of the then outstanding shares of Series D Preferred Stock (voting separately as a class) request otherwise in a written instrument delivered to the Corporation not later than fifteen (15) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation from such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders (the “Net Proceeds”), to the extent legally available therefor, on the twentieth (20th) day after the consummation of such Deemed Liquidation Event (the “Liquidation Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the Liquidation Amount applicable to such shares based on the series thereof.  In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall, first, redeem a pro rata portion of each holder’s shares of Series D Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares of Series D Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor, and after redemption of all shares of Series D Preferred Stock shall, second, redeem a pro rata portion of each holder’s shares of Junior Preferred Stock to the fullest extent of such remaining Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares of Junior Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  Prior to the distribution or redemption provided for in this Subsection 2.3.2, the Corporation shall not expend or dissipate the consideration received from such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3  Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person or entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

2.3.4                     Allocation of Escrow and Contingent Consideration.  In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.  For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.  Voting.

3.1                               General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast ten (10) votes for each whole share of Class B Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by applicable law or by the provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Class A Common Stock and Class B Common Stock as a single class.

3.2                               Election of Directors. The holders of record of the shares of Series B Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”).  The holders of record of the shares of

Series C Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”).  The holders of record of the shares of Class B Common Stock, voting exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation.  Any director elected as provided in the preceding three sentences may be removed without cause by, and only by, the affirmative vote of the holders of a majority of the outstanding shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.  If the holders of shares of Preferred Stock or Class B Common Stock, as the case may be, fail to elect a director to fill any directorship for which they are entitled to elect a director, voting exclusively and as a separate class, pursuant to this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Class B Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  The holders of record of the shares of Class A Common Stock and Class B Common Stock and of any other class or series of voting stock (including the Preferred Stock on an as-converted basis), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation.  Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent of such class or series or by any director or directors elected exclusively by the holders of such class or series pursuant to this Subsection 3.2.

3.3                               Preferred Stock Protective Provisions.  At any time when shares of Preferred Stock originally issued remain outstanding, in addition to any other vote required by applicable law or the Certificate of Incorporation, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted basis, the Corporation shall not, either directly or indirectly (including through any subsidiary of the Corporation) by amendment, merger, consolidation, reclassification, reorganization or in any other manner:

(a)                                 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger, consolidation or Deemed Liquidation Event, or consent to any of the foregoing;

(b)                                 alter, amend or waive any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the Preferred Stock;

(c)                                  increase or decrease the number of authorized shares of Preferred Stock, Class A Common Stock, Class B Common Stock or Class C Capital Stock;

(d)                                 create or authorize the creation of or issue any additional class or series of stock, unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends, redemption rights and voting rights;

(e)                                  purchase or redeem or pay or declare any dividend or make any distribution on any shares of stock other than the Preferred Stock as expressly authorized herein, other than (i) dividends or other distributions payable on the Class A Common Stock, Class B Common Stock or Class C Capital Stock solely in the form of additional shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, respectively, (ii) securities repurchased from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service in a transaction approved by Board of Directors or (iii) as the result of the exercise by the Corporation of a right of first refusal;

(f)                                   create, or authorize the creation of, or issue, or authorize the issuance of any debt security or other debt instrument, if the Corporation’s aggregate indebtedness would exceed $10,000,000, other than trade credit incurred in the Corporation’s ordinary course of business, bank lines, equipment leases or other debt securities contemplated in a budget approved by the Board of Directors (including the affirmative consent of the Series B Director or the Series C Director), unless such debt security has received the prior approval of the Board of Directors (including the affirmative consent of the Series B Director or the Series C Director);

(g)                                  increase the number of shares reserved for issuance under the Corporation’s 2012 Equity Incentive Plan, as amended (the “Plan”), or any other equity incentive, option or similar benefit plan, agreement or arrangement of the Corporation;

(h)                                 increase or decrease the size of the Board of Directors; or

(i)                                     permit any subsidiary to do any of the foregoing.

3.4                               Series C Preferred Stock Protective Provisions.   At any time when at least 950,000 shares of Series C Preferred Stock originally issued remain outstanding (subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Stock occurring after the Effective Time), in addition to any other vote required by applicable law or the Certificate of Incorporation, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock (except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by applicable law or by the Certificate of Incorporation), given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class, the Corporation shall not, either directly or by amendment, merger, consolidation or in any other manner:

(a)                                 create or authorize the creation of or issue any equity security which has a liquidation preference which is senior in terms of payment priority to the liquidation preference of the Series C Preferred Stock, or which participates along with the Class A Common Stock, Class B Common Stock and Class C Capital Stock in the proceeds of a Deemed Liquidation Event after such security, and all other series of Preferred Stock, receive their liquidation preferences (a “Series C Senior or Participating Equity Security”), or other security convertible into, or exercisable for, any such Series C Senior or Participating Equity Security;

(b)                                 increase or decrease the number of authorized shares of Series C Preferred Stock; or

(c)                                  alter, amend or waive any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the Series C Preferred Stock.

3.5                               Series D Preferred Stock Protective Provisions.   At any time when at least 3,189,039 shares of Series D Preferred Stock originally issued remain outstanding (subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series D Preferred Stock occurring after the Effective Time), in addition to any other vote required by applicable law or the Certificate of Incorporation, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock (in addition to any other vote required by applicable law or by the Certificate of Incorporation), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted basis, the Corporation shall not, either directly or indirectly (including through any subsidiary of the Corporation) by amendment, merger, consolidation, reclassification, reorganization or in any other manner:

(a)                                 purchase or redeem or pay or declare any dividend or make any distribution on any shares of stock other than the Preferred Stock as expressly authorized in Sections 1.1, 1.2, and 2.3.2(b), other than (i) dividends or other distributions payable on the Class A Common Stock, Class B Common Stock or Class C Capital Stock solely in the form of additional shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, respectively, (ii) securities repurchased from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at or below the original purchase price of such capital stock issued, sold and/or granted pursuant to a stock benefit plan or agreement approved by the Board of Directors or (iii) as the result of the exercise by the Corporation of a right of first refusal pursuant to that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Corporation and certain of its stockholders, dated on or about May 18, 2015;

(b)                                 increase or decrease the number of authorized shares of Series D Preferred Stock;

(c)                                  alter, amend or waive the rights, preferences or privileges of the Series D Preferred Stock so as to affect them adversely; or

(d)                                 effect any transaction that constitutes a Deemed Liquidation Event (or would constitute a Deemed Liquidation Event but for the election, pursuant to Subsection 2.3.1, of (i) the holders of a majority of the outstanding shares of Junior Preferred Stock (voting together as a single class on an as-converted basis) and (ii) the holders of a majority of the outstanding shares of Series D Preferred Stock (voting as a separate class) not to treat such transaction as a Deemed Liquidation Event) unless the holders of Series D Preferred Stock receive consideration in such transaction at least equal to the Series D Original Issue Price per share of Series D Preferred Stock.

4.                                      Optional Conversion.  The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Applicable Original Issue Price for such series of Preferred Stock by the Applicable Conversion Price (as defined below) for such series in effect at the time of conversion.  The “Applicable Conversion Price” per share for each series of Preferred Stock shall initially be equal to $0.081502 per share for the Series A Preferred Stock, $0.219674 per share for the Series B Preferred Stock, $3.33172 per share for the Series C Preferred Stock, and $13.3269 per share for the Series D Preferred Stock.  The initial Applicable Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Class B Common Stock, shall be subject to adjustment as provided below.

4.1.2                     Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the rights of the Preferred Stock to convert to Class B Common Stock pursuant to this Section 4 shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2                               Fractional Shares.  No fractional shares of Class B Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class B Common Stock as determined in good faith by the Board of Directors.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is holding at the time converting into Class B Common Stock and the aggregate number of shares of Class B Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion.  In order for a holder of shares of Preferred Stock to voluntarily convert such shares of Preferred Stock into shares of Class B Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for

Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class B Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Class B Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver at such office to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate(s) that were not converted into Class B Common Stock, (b) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion and (c) subject to applicable law, pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2                     Reservation of Shares.  The Corporation shall at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Applicable Conversion Price below the then par value of the shares of Class B Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class B Common Stock at such adjusted Applicable Conversion Price.

4.3.3                     Effect of Conversion.  All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class B Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion and to receive payment of any dividends declared but unpaid thereon.  Any shares of Preferred Stock so converted shall automatically be retired and shall not be available for reissuance, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4                     No Further Adjustment.  Upon any such conversion, no adjustment to the Applicable Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Class B Common Stock delivered upon conversion.

4.3.5                     Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class B Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class B Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Conversion Price for Diluting Issues.

4.4.1                     Special Definitions.  For purposes of this Section 4, the following definitions shall apply:

(a)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock, Class C Capital Stock or Convertible Securities.

(b)                                 “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Common Stock, Class B Common Stock or Class C Capital Stock, but excluding Options.

(d)                                 “Additional Shares of Common Stock” shall mean all shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than (1) the following shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock and (2) shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)                                     shares of Class B Common Stock issued in the Reclassification upon the Effective Time;

(ii)                                  shares of Class B Common Stock issued or deemed issued upon conversion of the Preferred Stock in accordance with its terms as of the Effective Time;

(iii)                               shares of Class A Common Stock issued or deemed issued upon conversion of Class B Common Stock or Class C Capital Stock in accordance with the terms of the Class B Common Stock or Class C Capital Stock, as the case may be, as of the Effective Time;

(iv)                              shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may, that is covered by Subsections 4.5 or 4.6 below;

(v)                                 shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock or Options issued or deemed issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Plan or any other plan, agreement or arrangement approved by the Board of Directors, up to an aggregate of 17,981,300 shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, of which, as of the Effective Time, an aggregate of 10,507,923 shares are issued and are outstanding (net of repurchases, and including shares underlying (directly or indirectly) any such Options) (subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Class A Common Stock, Class B Common Stock or Class C Capital Stock occurring after the Effective Time);

(vi)                              shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock or Convertible Securities actually issued upon the exercise of Options outstanding as of the Effective Time or shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock actually issued upon the conversion or exchange of Convertible Securities outstanding as of the Effective Time, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security as of the Effective Time;

(vii)                           shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock issued in a public offering;

(viii)                        shares of Class A Common Stock, Class B Common Stock, Class C Capital Stock, Options or Convertible Securities issued as consideration for the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization or for a joint venture agreement, provided, that such issuances are approved by the Board of Directors (including the affirmative consent of the Series B Director or the Series C Director); or

(ix)                              shares of Class A Common Stock, Class B Common Stock, Class C Capital Stock, Options or Convertible Securities issued to banks or equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors (including the affirmative consent of the Series B Director or the Series C Director).

4.4.2                     No Adjustment of Applicable Conversion Price.  No adjustment in the Applicable Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if:  (a) the consideration per share (determined pursuant to Subsection 4.4.5) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Applicable Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) the Corporation receives written notice from the holders of a majority of the then outstanding shares of the affected series of Preferred Stock, agreeing that no such adjustment to such series of Preferred Stock’s Applicable Conversion Price shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number), issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 below, are revised (either automatically pursuant to the provisions contained therein (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (i) the Applicable Conversion Price on the original adjustment date, or (ii) the Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock relating to such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities, other than Exempted Securities covered by clause (vi) of Subsection 4.4.1(d)), the issuance of which did not result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 below (either because the consideration per share (determined pursuant to Subsection 4.4.5 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date (either automatically pursuant to the provisions contained therein (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 below, the Applicable Conversion Price shall be readjusted to such Applicable Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(e)                                  If the number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Applicable Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of the Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Applicable Conversion Price in effect immediately prior to such issue, then the Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(a)                                 “CP2” shall mean the Applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b)                                 “CP1” shall mean the Applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)                                  “A” shall mean the aggregate number of shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)                                 “B” shall mean the aggregate number of shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                     Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property:  Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates.  In the event the Corporation shall issue on more than one (1) date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 above, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Class A Common Stock, Class B Common Stock or Class C Capital Stock, the Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of outstanding shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, the Applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of outstanding shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be.  Any adjustment under this Subsection 4.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date (a) effect a subdivision or combination of the outstanding Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, with a comparable subdivision or combination, as applicable, of a series of Preferred Stock or (b) effect a subdivision or combination of the outstanding shares of a series of Preferred Stock with a comparable subdivision or combination, as applicable, of the Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, then in each case, no adjustment shall be made to the Applicable Conversion Price.

4.6                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock, Class B Common Stock or Class C Capital Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock, Class B Common Stock or Class C Capital Stock in additional shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, then and in each such event the Applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price then in effect by a fraction:

(a)                                 the numerator of which shall be the total number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)                                 the denominator of which shall be the total number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Subsection 4.6 as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Class B Common Stock in a number equal to the number of shares of Class B Common Stock  as they would have received if all outstanding shares of Preferred Stock had been converted into Class B Common Stock immediately prior to such event or (ii) a dividend or other distribution of shares of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Class B Common Stock as is equal to the number of additional shares of Class B Common Stock being issued with respect to each share of Class B Common Stock in such dividend or distribution.

4.7                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock, Class B Common Stock or Class C Capital Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, in respect of outstanding shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) or in other property and the provisions of Subsection 4.6 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Class B Common Stock immediately prior to such event.

4.8                               Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Class A Common Stock, Class B Common Stock or Class C Capital Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock that remains outstanding thereafter (if any) shall thereafter be convertible in lieu of the Class B Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that such share of Preferred Stock would have been entitled to receive had such share of Preferred Stock been converted immediately prior to such transaction into that number of shares of Class B Common Stock into which it was convertible at such time; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the shares of Preferred Stock.

4.9                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of shares of a Preferred Stock (but in any event not later than ten (10) days after receipt thereof), furnish or cause to be furnished to such holder a certificate setting forth (a) the Applicable Conversion Price then in effect, and (b) the number of shares of Class B Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of shares of Preferred Stock.

4.10                        Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Class A Common Stock, Class B Common Stock or Class C Capital Stock (or other stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other right; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation shall send or cause to be sent to the holders of  Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as applicable (or such other stock or securities at the time issuable upon the conversion of shares of Preferred Stock), shall be entitled to exchange their shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as applicable (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to shares of Preferred Stock and shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, as the case may be.  Such notice shall be sent at least ten (10) days prior to the record date (in the case of a dividend or distribution or subscription right) or effective date (in the case of a reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) for the event specified in such notice.  Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed given to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Corporation.

4.11                        Common Stock Issuable Upon Conversion.  For the avoidance of doubt, in the event that all outstanding shares of Class B Common Stock have been converted into Class A Common Stock, all references in this Section 4 to “Class B Common Stock” shall mean “Class A Common Stock” from and after such conversion, and any right, power or preference of shares of Preferred Stock determined by reference to Class B Common Stock shall, instead, be determined by reference to Class A Common Stock.

5.                                      Mandatory Conversion.

5.1                               Trigger Events.  Upon the earlier of (a) the closing of the sale of shares of Class A Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least Fifty Million Dollars ($50,000,000) of gross proceeds to the Corporation and the listing of the Class A Common Stock on the New York Stock Exchange, the NASDAQ Global Market or another internationally recognized stock exchange (a “Qualified IPO”) or (b) a date specified by vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis) (provided, however, that the conversion of all of the shares of Series C Preferred Stock pursuant to this Section 5.1(b) shall also require the consent of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, voting as a separate class, and provided further that the conversion of all of the shares of Series D Preferred Stock pursuant to this Section 5.1(b) shall also require the consent of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, voting as a separate class) (the date of such closing or such vote or written consent is referred to herein as the “Mandatory Conversion Date”), (x) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the then effective conversion rate and (y) such shares may not be reissued by the Corporation.

5.2                               Procedural Requirements.  All holders of record of shares of Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date.  Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Preferred Stock.  Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class B Common Stock to which such holder is entitled pursuant to this Section 5.  On the Mandatory Conversion Date, all outstanding shares of Preferred Stock shall be deemed to have been converted into shares of Class B Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to shares of such  Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Class B Common Stock), will terminate, notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive certificates for the number of shares of Class B Common Stock into which shares of Preferred Stock has been converted, cash as provided in Subsection 4.2 in respect of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends thereon.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for shares of Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4.2 in respect of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion.  All shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been automatically retired and the shares of Preferred Stock represented thereby converted into Class B Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.  Such converted shares of Preferred Stock shall not be available for reissuance, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5.3                               Common Stock Issuable Upon Conversion.  For the avoidance of doubt, in the event that all outstanding shares of Class B Common Stock have been converted into Class A Common Stock, all references in this Section 5 to “Class B Common Stock” shall mean “Class A Common Stock” from and after such conversion, and any right, power or preference of shares of Preferred Stock determined by reference to Class B Common Stock shall, instead, be determined by reference to Class A Common Stock.

6.                                      Redemption.  The Preferred Stock is not mandatorily redeemable except to the extent provided in Subsection 2.3.2(b) above.

7.                                      Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.                                      Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH:  Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  The following indemnification provisions shall apply to the persons enumerated below.

1.                                      Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.                                      Prepayment of Expenses of Directors and Officers.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.                                      Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.                                      Indemnification of Employees and Agents.   The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust,  nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.                                      Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.                                      Non-Exclusivity of Rights.  The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.                                      Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.                                      Insurance.  The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, employees and agents under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers, employees and agents against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.                                      Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH:  Subject to any additional vote required by the Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH:  The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee or advisor of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

THIRTEENTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or as to which the General Corporation Law confers jurisdiction on the Court of Chancery  or (iv) any action asserting a claim governed by the internal affairs doctrine.  Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Thirteenth.

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[Signature Page Follows]

IN WITNESS WHEREOF, this Corrected Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 17th day of March, 2017.

By:	/s/ Benjamin C. Singer
Benjamin C. Singer, Secretary

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BLUE APRON HOLDINGS, INC.

Blue Apron Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1.                                      The name of the Corporation is Blue Apron Holdings, Inc. and the Corporation was originally incorporated pursuant to the General Corporation Law on December 22, 2016.

2.                                      The Second Amended and Restated Certificate of Incorporation, as previously amended (the “Restated Certificate”), of the Corporation is hereby further amended by deleting the third sentence of Section B.3.2 of Article FOURTH of the Restated Certificate and inserting the following in lieu thereof:

“The holders of record of the shares of Class B Common Stock, voting exclusively and as a separate class, shall be entitled to elect four (4) directors of the Corporation.”

3.                                      This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation has been duly approved by the stockholders in accordance with Section 228 of the General Corporation Law.

4.                                      This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 27th day of March, 2017.

/s/ Benjamin C. Singer
Benjamin C. Singer
Secretary